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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 22, 1999
                                                          --------------


                         RICHMOND COUNTY FINANCIAL CORP.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                      0-23271                  06-1498455
      --------                      -------                  ----------
(State or other Jurisdiction of    (Commission              (IRS Employer
incorporation or organization)     File Number)             Identification No.)


1214 Castleton Avenue, Staten Island, New York                 10310
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code         (718) 448-2800
                                                           --------------


                                 Not Applicable
         (Former name or former address, if changed since last report.)











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ITEMS 1, 3, 4, 5, 6, 8 AND 9. NOT APPLICABLE.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         -------------------------------------

      As of 11:59 p.m. on March 22, 1999 (the "Effective Time"), the merger of Richmond County Financial Corp., a Delaware corporation ("Richmond County"), and Bayonne Bancshares, Inc., a Delaware corporation ("Bayonne"), was completed with Richmond County as the surviving corporation. The merger was completed pursuant to an Amended and Restated Agreement and Plan of Merger, amended and restated as of October 14, 1998, by and between Richmond County and Bayonne (the "Merger Agreement"). In addition, on March 22, 1999, First Savings Bank of New Jersey, a New Jersey State-chartered savings bank ("First Savings"), merged with and into Richmond County Savings Bank, a New York State-chartered savings bank ("Richmond County Savings"), with Richmond County Savings being the surviving corporation, pursuant to the Merger Agreement and the related Plan of Bank Merger, dated as of July 19, 1998, by and between Richmond County Savings and First Savings. In connection with the merger, Patrick F.X. Nilan (former Chairman of Bayonne and First Savings) was appointed to the Board of Directors of Richmond County. The Richmond County Savings Board of Directors did not change as a result of the merger.

      Pursuant to the Merger Agreement, each outstanding share of Bayonne common stock, par value $0.01 per share ("Bayonne Common Stock"), has been converted into the right to receive 1.05 shares of Richmond County common stock, par value $0.01 per share ("Richmond County Common Stock"); PROVIDED, HOWEVER, that no fraction of a whole share of Richmond County Common Stock will be issued. Instead, Richmond County will pay to each holder of Bayonne Common Stock an amount of cash, rounded to the nearest cent, determined by multiplying such fraction by 15.63. Richmond County will issue approximately 8,736,203 shares of Richmond County Common Stock to the former shareholders of Bayonne.

      Each holder of options to purchase shares of Bayonne Common Stock that have been issued by Bayonne and that are outstanding at the Effective Time ("Bayonne Options") have been converted into options to purchase shares of Richmond County Common Stock equal to 1.05 multiplied by the number of shares of Bayonne Common Stock issuable upon exercise of the Bayonne Options immediately prior to the Effective Time, such product to be rounded to the nearest whole share of Richmond County Common stock. The exercise price per share of each converted Bayonne Option is equal to the quotient of the exercise price of such Bayonne Option at the Effective Time divided by 1.05, such quotient to be rounded up to the nearest whole cent. A total of 404,905 Bayonne Options were converted into options to purchase a maximum of 425,151 shares of Richmond County Common Stock at an exercise price ranging from $4.22 to $15.54 depending on the exercise price of the original underlying Bayonne Option.

      Pursuant to the Merger Agreement, as amended, Richmond County appointed six (6) members of Bayonne's former board of directors as members of a newly formed advisory board of Richmond County (the "Advisory Board"). The function of the Advisory Board is to advise Richmond County and its subsidiaries on deposit and lending activities in Bayonne's former market area and to maintain and develop customer relations.

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      On March 22, 1999, Richmond County issued a press release which reported the closing of the merger with Bayonne. The press release announcing the closing of the merger is attached as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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            (a) As of the date of this filing, it is impracticable to provide financial statements for Richmond County or Bayonne. The required financial statements will be filed as soon as possible and in no event later than June 4, 1999.

            (b) As of the date of this filing, it is impracticable to provide pro forma financial information required pursuant to Article 11 of Regulation S-X. The required pro forma financial information will be filed as soon as possible and in no event later than June 4, 1999.

            (c) Exhibits. The following Exhibits are filed as part of this report:

      Exhibit No.                             Description
      -----------                             -----------

        2.1 Amended and Restated Agreement and Plan of Merger, amended and restated as of October 14, 1998, by and between Richmond County Financial Corp. and Bayonne Bancshares, Inc.*

       99.1                   Press release issued on March 22, 1999.


      *Incorporated by reference to the Form 8-K (SEC File No. 0-23271) filed by Richmond County on October 16, 1998.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          RICHMOND COUNTY FINANCIAL CORP



Dated:  March 23, 1999                  By: /s/ Michael F. Manzulli
                                            ------------------------------------
                                            Michael F. Manzulli
                                            Chairman and Chief Executive Officer








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